Exhibit 10.1

SEVENTH AMENDMENT TO CASINO OPERATIONS LEASE

THIS SEVENTH AMENDMENT TO THE CASINO OPERATIONS LEASE (the “Seventh Amendment”) is made as of the 1st day of July 2024, (“Effective Date of the 7th Amendment”), by and between Incline Hotel LLC (hereinafter “Landlord”) and Gaming Entertainment (Nevada) LLC, a Nevada limited liability company (hereinafter called “Tenant”).

WITNESSETH

WHEREAS, Hyatt Equities LLC (“Hyatt”) and Tenant entered into that certain Casino Operations Lease, effective as of June 28, 2011 (the “Original Lease”), as amended by that certain First Amendment to Casino Operations Lease dated April 8, 2013 (the “First Amendment”), as amended by that certain Second Amendment to Casino Operations Lease dated November 25, 2015 (the “Second Amendment”), as amended by that certain Third Amendment to Casino Operations Lease dated August 29, 2016 (the “Third Amendment”), as amended by that Fourth Amendment to Casino Operations Lease dated November 13, 2019 (the “Fourth Amendment”), as assigned by Hyatt to HR Lake Tahoe Owner LLC (“Lake Tahoe Owner”) by that certain Assignment and Assumption of Casino Lease and Security Agreement dated April 1, 2020 (the “First Assignment”); and as further amended by that Fifth Amendment to the Casino Operations Lease dated July 31, 2020 (the “Fifth Amendment”), and as subsequently assigned by Lake Tahoe Owner to Incline Hotel LLC by that certain Assignment of Casino Lease and Security Agreement dated September 1, 2021; (the “Second Assignment”; and as amended by the Sixth Amendment to the Casino Operations Lease dated February 13, 2023, (the “Sixth Amendment”), collectively, the Original Lease, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the First Assignment, the Fifth Amendment, the Second Assignment, and the Sixth Amendment shall be referred to herein as the “Original Amended Lease”);

WHEREAS, Landlord (by way of assignment), and Tenant are parties to that certain Second Lien Security Agreement dated June 29, 2011, as amended by that certain First Amendment to the Second Lien Security Agreement dated April 8, 2013, and that Second Amendment to the Second Lien Security Agreement dated May 12, 2016, (as the same may be further amended, restated, exchanged, substituted, extended or otherwise modified from time to time, the “Security Agreement”) pursuant to which Tenant has provided Landlord with a security interest in all of Tenant’s interest in the Original Amended Lease and the Security Agreement, as described therein; and

WHEREAS, the parties hereto have agreed to amend the Original Amended Lease as provided herein.

NOW THEREFORE, in consideration of the mutual covenants and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Recitals.  The foregoing recitals shall constitute an integral part of this Seventh Amendment, and this Seventh Amendment shall be construed in consideration thereof.  All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Original Amended Lease.
2.Initial Term.  Section 3.1 of the Original Amended Lease is hereby deleted in its entirety and replaced with the following:

3.1Initial Term.The term of this Lease shall begin (“Commencement Date”) at such time as Tenant commences its Gaming Operations at the Project, and, unless extended as provided below, shall end at 11:59 pm on December 31, 2034.  Landlord and Tenant hereby acknowledge and agree that the Commencement Date under the Casino Lease is September 1, 2011, and that the Initial Term ends at 11:59 pm on December 31, 2034.

3. 3.3Early Termination by Landlord.Section 3.3 of the Original Amended Lease is hereby amended to add the following provision, 3.3(c):

3.3(c)If at any time the Landlord chooses to remodel the Premises as described in Section 2.7, and such renovation requires closure of the Premises, and upon at least six months’ written notice to Tenant, Landlord may elect to terminate this Original Amended Lease in lieu of the temporary closure of the Premises provided in Section 2.7.

4. 4.1Rent.Section 4.1 of the Original Amended Lease is hereby deleted in its entirety and replaced with the following:

4.1Rent.For calendar year 2024, Tenant shall pay Landlord rent in the amount of Two Million US Dollars (US $2,000,000.00) per year in equal monthly installments of One Hundred Sixty-Six Thousand Six Hundred Sixty-Six and 67/100 US Dollars (US $166,666.67), payable in advance, in the manner prescribed in Section 4.4. Beginning on January 1, 2025, Tenant shall pay Landlord rent in the amount of Two Million Ten Thousand Eight Hundred Fifty-Seven US Dollars (US $2,010,857) per year, through December 31, 2025, in equal monthly installments of One Hundred Sixty-Seven Thousand Five Hundred Seventy-One and 42-100 US dollars (US $167,571.42), payable in advance, in the manner prescribed in Section 4.4. Thereafter, commencing on January l, 2026, the rent shall increase by 2% annually for the remainder of the Initial Term and provided as follows:

2026: $2,051,074.14 per year in equal monthly installments of One Hundred Seventy Thousand Nine Hundred Twenty-Two and 85-100 US dollars (US $170,922.85);

2027: $2,092,095.62 per year in equal monthly installments of One Hundred Seventy-Four Thousand Three Hundred Forty-One Dollars and 30-100 (US $174,341.30);

2028: $2,133,937.54 per year in equal monthly installments of One Hundred Seventy Seven Thousand Eight Hundred Twenty-Eight Dollars and 13-100 (US $177,828.13);

2029: $2,176,616.29 per year in equal monthly installments of One Hundred Eighty-One Thousand Three Hundred Eighty-Four and 69-100 (US $181,384.69);

2030: $2,220,148.61 per year in equal monthly installments of One Hundred Eighty-Five Thousand Twelve and 38-100 (US $185,012.38);

2031: $2,264,551.58 per year in equal monthly installments of One Hundred Eighty-Eight Thousand Seven Hundred and Twelve dollars and 63-100 (US $188,712.63);

2032: $2,309,842.62 per year in equal monthly installments of One Hundred Ninety-Two Thousand Four Hundred Eighty-Six and 88-100 (US $192,486.88);

2033: $2,356,039.47 per year in equal monthly installments of One Hundred Ninety-Six Thousand Three Hundred Thirty-Six and 62-100 (US $196,336.62);

2034: $2,403,160.26 per year in equal monthly installments of Two Hundred Thousand Two Hundred Sixty-Three and 35-100 (US $200,263.35).

4.4Payment of Rent.  Section 4.4 of the Original Amended Lease is hereby deleted in its entirety and replaced with the following:

4.4Payment of Rent.  All Rent and other monies required to be paid to Landlord hereunder shall be paid without offset, deduction, prior notice or demand, in lawful money of the United States of America, to Landlord, addressed at: 111 Country Club Drive, Incline Village, NV 89451, or at such other place as Landlord may from time to time designate in writing on or before the tenth (10th) day of each month during the Term.

[Signature Page to Follow]

IN WITNESS WHEREOF, this Seventh Amendment has been executed by Landlord and Tenant as of the day and year first written above.

Incline Hotel, LLC		Gaming Entertainment (Nevada) LLC, a Nevada
A Delaware limited liability Company		limited liability company

By:	/s/ Pascal Dupuis	By:	/s/ Lewis Fanger
Its:	General Manager	Its:	Treasurer